Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports Results For Its Fiscal 2018 Second Quarter

  Total revenues were $526.1 million, compared with reported revenues of $554.6 million in the prior year period. On a comparable1 basis (adjusted for the sale of Fannie May Confection Brands which closed on May 30, 2017), total revenues increased 2.4 percent, primarily reflecting ecommerce growth of 5.7 percent at the Company’s Harry & David brand.
  EPS was $1.06 per diluted share, compared with $0.93 per diluted share in the prior year period. On a comparable1 basis (adjusted for a one-time benefit associated with the “Tax Cuts and Jobs Act” and the sale of Fannie May) Adjusted EPS was $0.88 per diluted share, unchanged compared with the prior year period.
  Adjusted EBITDA1 was $94.5 million, compared with $101.7 million in the prior year period.
  Company expects its revenue growth rate to accelerate to more than 5.0 percent and to achieve year-over-year growth for comparable Adjusted EBITDA and EPS during the second half of fiscal 2018.

(1 Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of Non-GAAP (“Adjusted,” “Comparable”) results to applicable GAAP results.)

CARLE PLACE, N.Y.--(BUSINESS WIRE)--January 31, 2018--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading gourmet food and floral gift provider for all occasions, today reported results for its fiscal 2018 second quarter. Chris McCann, CEO of 1-800-FLOWERS.COM, said, “Our results for the fiscal second quarter were mixed. In terms of revenues, while total revenue growth was below our expectations, we were pleased to see continued acceleration for the Harry & David brand, which grew ecommerce revenues nearly six percent during the quarter. In addition, we had solid revenue growth in 1-800-Baskets.com consumer and wholesale businesses and in our consumer floral business, where the 1-800-Flowers.com brand further extended its market leadership position during the quarter.

“These positive trends were offset during the quarter by operational issues in our Cheryl’s Cookies business in the final week of the holiday season. The temporary disruption to Cheryl’s production and fulfillment operations was related to a new manufacturing and warehouse management system that was installed during our fiscal first quarter. Most important, the issue has been addressed and sales of Cheryl’s Cookies, which were on plan prior to the mid-December disruption, have resumed at a solid pace since the start of the current fiscal third quarter.

“As we enter the second half of our fiscal year, we see several tailwinds – including better day placement for the Valentine holiday, the modernization and increasing strength of Harry & David and growing everyday gifting across all of our brands – that will enable us to accelerate revenue growth to more than five percent and drive year-over-year increases in bottom-line contribution for all three of our business segments.”

Fiscal 2018 Second Quarter Results:

Total net revenues for the quarter were $526.1 million, compared with total reported revenues of $554.6 million in the prior year period. On a comparable basis, total net revenues grew 2.4 percent, or $12.4 million, compared with $513.7 million in the prior year period. Comparable revenue growth was driven primarily by the Company’s Gourmet Food and Gift Baskets segment, which increased 2.6 percent. This growth, combined with Consumer Floral segment growth of 2.3 percent, more than offset slightly lower revenues in the Company’s BloomNet segment, which were down less than 1.0 percent.

Gross profit margin for the quarter was 44.7 percent, compared with reported gross profit margin of 46.3 percent in the prior year period. Comparable gross profit margin for the prior year period was 46.9 percent. The lower reported and comparable gross profit margin primarily reflected the impact of the operational issue at the Company’s Cheryl’s Cookies brand combined with increased transportation costs in the Gourmet Food and Gift Baskets segment and initiatives to take advantage of opportunities in the marketplace to extend our leadership for the 1-800-Flowers.com brand. Operating expenses as a percent of total revenues was 28.7 percent, compared with reported operating expenses as a percent of total revenues of 28.9 percent in the prior year period. Comparable operating expenses as a percent of total revenues was 29.1 percent in the prior year period.

The combination of these factors resulted in Adjusted EBITDA of $94.5 million, compared with reported Adjusted EBITDA of $101.7 million. The lower adjusted EBITDA primarily reflects the impact of the operational issues at the Company’s Cheryl’s Cookies business as well as lower contribution margin in the Company’s Consumer Floral segment. Net income was $70.7 million, or $1.06 per diluted share. On a comparable basis, net income was $58.5 million, or $0.88 per diluted share, unchanged compared the prior year period.

The Company’s net income and Adjusted EPS for the fiscal 2018 second quarter include a benefit of $15.9 million, or $0.24 per diluted share related to the impact of the “Tax Cuts and Jobs Act” legislation that was signed into law on December 22, 2017. This consisted of a discrete tax benefit of $12.2 million, or $0.18 per diluted share reflecting a revaluation of deferred tax liabilities using the lower corporate tax rates included in the new tax legislation and a benefit of $3.7 million, or $0.06 per diluted share, reflecting the Company’s lower transitional federal tax rate in fiscal 2018 of 28.0 percent.

SEGMENT RESULTS:

The Company provides fiscal 2018 second quarter selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and BloomNet business segments in the tables attached to this release and as follows:

  Gourmet Foods and Gift Baskets: Revenues for the quarter were $406.0 million, compared with reported revenues of $436.9 million in the prior year period. On a comparable basis, revenues for the quarter increased 2.6 percent compared with $395.7 million in the prior year period. Revenue growth was driven primarily by Harry & David combined with solid growth in the Company’s 1-800-Baskets.com consumer and wholesale channels, which more than offset lower year-over-year revenues in The Popcorn Factory. Gross profit margin was 45.4 percent for the period, compared with reported gross profit margin of 46.7 percent in the prior year period. On a comparable basis, gross profit margin declined 220 basis points, compared with 47.6 percent in the prior year period primarily reflecting the impact of the operational issue at Cheryl’s Cookies as well as higher transportation costs associated with trucking and expedited shipping. Segment contribution margin was $93.5 million compared with reported segment contribution margin of $104.6 million in the prior year period. On a comparable basis, segment contribution margin declined 5.1 percent compared with $98.5 million in the prior year period, primarily reflecting the lower gross profit margin in the quarter.
  Consumer Floral: Revenues in this segment increased 2.3 percent to $100.1 million, compared with $97.8 million in the prior year period. Gross profit margin was 38.8 percent, down 240 basis points compared with 41.2 percent in the prior year period. Segment contribution margin was $10.8 million, compared with $13.1 million in the prior year period. The lower gross margin and lower segment contribution margin reflects initiatives to take advantage of opportunities the Company saw to extend its market leadership position. These initiatives position the Company to achieve accelerated top-line growth in this segment as well as increased segment contribution margin for the full fiscal year.
  BloomNet Wire Service: Revenues for the quarter were $20.4 million, essentially flat compared with $20.5 million in the prior year period. Gross profit margin was 57.4 percent, compared with 60.0 percent in the prior year period, reflecting product mix. As a result, segment contribution margin was $7.7 million, down 6.1 percent compared with $8.2 million in the prior year period.

COMPANY GUIDANCE

The Company’s revised guidance for fiscal 2018 includes the following factors:

  the results of the first half of the fiscal year;
  the impact of the “Tax Cuts and Jobs Act” legislation, and;
  the Company’s expectation that its comparable revenue growth rate will accelerate to more than 5.0 percent during the second half of the fiscal year.

Based on these factors, the Company is providing revised guidance for fiscal 2018 as follows:

  Consolidated comparable revenue in a range of $1.13 billion - to - $1.15 billion;
  EPS in a range of $0.62 - to - $0.64 per diluted share;
  Comparable Adjusted EBITDA in a range of $82.0 - to - $85.0 million;
  Free Cash Flow for the year in a range of $30.0 million - to - $40.0 million.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

Adjusted/ Comparable Revenue

Adjusted (“Comparable”) revenues measure GAAP revenues adjusted for the effects of acquisitions, dispositions, and other items affecting period to period comparability. See Selected Financial Information for details on how comparable revenues were calculated for each period presented. We believe that this measure provides management and investors with a more complete understanding of underlying revenue trends of established, ongoing operations by excluding the effect of activities which are subject to volatility and can obscure underlying trends. Management recognizes that the term "comparable revenues" may be interpreted differently by other companies and under different circumstances. Although this may influence comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the Company and its segments, and may therefore be a useful tool in assessing period-to-period performance trends.

EBITDA and Adjusted/ Comparable EBITDA

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. Adjusted/ Comparable EBITDA is defined as EBITDA adjusted for the impact of stock based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period to period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted/ Comparable EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors used to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted/ (Comparable) Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation and amortization, before the allocation of corporate overhead expenses. Adjusted (“Comparable”) Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period to period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of the Segment Contribution Margin and Adjusted Segment Contribution Margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income and Adjusted/ (Comparable) Income Per Common Share:

We define Adjusted Net Income and Adjusted (“Comparable”) Net Income Per Common Share as Net Income and Net Income Per Common Share adjusted for certain items affecting period to period comparability. See Selected Financial Information below for details on how Adjusted Net Income and Adjusted Net Income Per Common Share were calculated for each period presented. We believe that Adjusted Net Income and Adjusted EPS are meaningful measures because they increase the comparability of period to period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income and Net Income Per Common share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts for all celebratory occasions. For the past 40 years, 1-800-Flowers.com® has been helping deliver smiles to customers with a 100% Smile Guarantee® backing every gift. The 1-800-FLOWERS.COM, Inc. family of brands also includes everyday gifting and entertaining products from Harry & David®, The Popcorn Factory®, Cheryl’s® Cookies, 1-800-Baskets.com ®, Wolferman’s®, Moose Munch® premium popcorn, Personalization Universe®, Simply Chocolate SM and FruitBouquets.com. The Company also offers top-quality steaks and chops from Stock Yards®. Service offerings such as Celebrations Passport®, Celebrations Rewards® and Celebrations Reminders® are designed to deepen relationships with customers across all brands. The Company’s BloomNet® international floral wire service provides a broad-range of products and services designed to help professional florists grow their businesses profitably. Additionally, the Company operates Napco, a resource for floral gifts and seasonal décor and DesignPac Gifts, LLC, a manufacturer of gift baskets and towers. 1-800-FLOWERS.COM, Inc. was named to the Stores® 2017 Hot 100 Retailers List by the National Retail Federation and received the Gold award in the “Best Artificial Intelligence” category at the Data & Marketing Association’s 2017 International ECHO Awards for the Company’s groundbreaking implementation of an artificial intelligence-powered online gift concierge, GWYN. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements; including, but are not limited to, statements regarding the Company’s expectations for: its ability to accelerate revenue growth in the second half of fiscal 2018 and to achieve its guidance for comparable consolidated revenue for the full year in a range of $1.13-to-$1.15 billion; its ability to achieve Adjusted EBITDA in a range of $83 million-to-$85 million and EPS in a range of $0.62 -to- $0.64 per fully-diluted share, its ability to generate Free Cash Flow for the year in a range of $30 million- to -$40 million; its ability to address the operational issues at its Cheryl’s Cookies business; its ability to leverage its operating platform and reduce operating expense ratio; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to situated companies. Free Cash Flow has limitations as an analytical tool and should not be considered in publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

Conference Call:

The Company will conduct a conference call to discuss the above details and attached financial results today, Wednesday, January 31, 2018, at 11:00 a.m. (ET). The call will be “web cast” live via the Internet and can be accessed from the Investor Relations section of the 1-800-FLOWERS.COM web site at www.1800flowersinc.com A recording of the call will be posted on the Investor Relations section of the Company’s web site within two hours of the call’s completion. A telephonic replay of the call can be accessed for 48 hours beginning at 2:00 p.m. EDT on the day of the call at: (US) 1-877-344-7529; (CA) 1-855-669-9658; (International) 1-412-317-0088; enter conference ID #: 10115386.

Note: The attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2017	July 2, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$232,589	$149,732
Trade receivables, net	44,424	14,073
Inventories	60,567	75,862
Prepaid and other	22,007	17,735
Total current assets	359,587	257,402

Property, plant and equipment, net	154,606	161,381
Goodwill	62,590	62,590
Other intangibles, net	60,460	61,090
Other assets	11,520	10,007
Total assets	$648,763	$552,470

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$55,252	$27,781
Accrued expenses	123,504	90,206
Current maturities of long-term debt	8,625	7,188
Total current liabilities	187,381	125,175

Long-term debt	97,545	101,377
Deferred tax liabilities	21,530	33,868
Other liabilities	11,565	9,811
Total liabilities	318,021	270,231
Total stockholders’ equity	330,742	282,239
Total liabilities and stockholders’ equity	$648,763	$552,470

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Income
(In thousands, except for per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Net revenues:
E-Commerce	$424,132	$420,594	$532,903	$527,678
Other	101,961	133,959	150,539	192,704
Total net revenues	526,093	554,553	683,442	720,382
Cost of revenues	290,834	297,559	380,905	392,001
Gross profit	235,259	256,994	302,537	328,381
Operating expenses:
Marketing and sales	113,771	119,876	163,493	174,954
Technology and development	9,175	9,849	18,845	19,337
General and administrative	19,170	21,551	38,575	43,484
Depreciation and amortization	8,677	9,167	16,761	17,164
Total operating expenses	150,793	160,443	237,674	254,939
Operating income	84,466	96,551	64,863	73,442
Interest expense, net	1,226	2,154	2,257	3,605
Other (income) expense, net	(86)	1	(346)	(149)
Income before income taxes	83,326	94,396	62,952	69,986
Income tax expense	12,627	31,467	5,475	22,828
Net income	$70,699	$62,929	$57,477	$47,158

Basic net income per common share	$1.09	$0.97	$0.89	$0.72

Diluted net income per common share	$1.06	$0.93	$0.86	$0.70

Weighted average shares used in the calculation of net income per common share:
Basic	64,601	65,172	64,778	65,112
Diluted	66,782	67,754	67,037	67,778

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six months ended
	December 31, 2017	January 1, 2017

Operating activities:
Net income	$57,477	$47,158
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	16,761	17,164
Amortization of deferred financing costs	480	1,050
Deferred income taxes	(12,338)	(1,380)
Bad debt expense	418	656
Stock-based compensation	2,069	3,498
Other non-cash items	(103)	(400)
Changes in operating items:
Trade receivables	(30,769)	(39,399)
Inventories	15,295	9,916
Prepaid and other	(4,272)	(3,215)
Accounts payable and accrued expenses	69,269	75,304
Other assets	(97)	(35)
Other liabilities	(24)	(324)
Net cash provided by operating activities	114,166	109,993

Investing activities:
Working capital adjustment related to sale of business	(8,500)	-
Capital expenditures, net of non-cash expenditures	(8,864)	(13,253)
Net cash used in investing activities	(17,364)	(13,253)

Financing activities:
Acquisition of treasury stock	(11,085)	(6,822)
Proceeds from exercise of employee stock options	15	267
Proceeds from bank borrowings	30,000	181,000
Repayment of bank borrowings	(32,875)	(183,563)
Debt issuance costs	-	(1,456)
Net cash used in financing activities	(13,945)	(10,574)

Net change in cash and cash equivalents	82,857	86,166
Cash and cash equivalents:
Beginning of period	149,732	27,826
End of period	$232,589	$113,992

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information – Category Information
(in thousands)
(unaudited)

	Three Months Ended
	December 31, 2017	January 1, 2017	Exclude Operating Results of Fannie May	Severance Costs	As Adjusted (non-GAAP) January 1, 2017	As Adjusted (non-GAAP) % Change

Net revenues:
1-800-Flowers.com Consumer Floral	$100,064	$97,808	$-	$-	$97,808	2.3%
BloomNet Wire Service	20,375	20,502			20,502	-0.6%
Gourmet Food & Gift Baskets	405,964	436,870	(41,199)		395,671	2.6%
Corporate	317	316			316	0.3%
Intercompany eliminations	(627)	(943)	344		(599)	-4.7%
Total net revenues	$526,093	$554,553	$(40,855)	$-	$513,698	2.4%

Gross profit:
1-800-Flowers.com Consumer Floral	$38,844	$40,300			$40,300	-3.6%
	38.8%	41.2%			41.2%

BloomNet Wire Service	11,693	12,310			12,310	-5.0%
	57.4%	60.0%			60.0%

Gourmet Food & Gift Baskets	184,468	204,185	(15,939)		188,246	-2.0%
	45.4%	46.7%			47.6%

Corporate (a)	254	199			199	27.6%
	80.1%	63.0%			63.0%

Total gross profit	$235,259	$256,994	$(15,939)	$-	$241,055	-2.4%
	44.7%	46.3%	-	-	46.9%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP):
1-800-Flowers.com Consumer Floral	$10,791	$13,128	$-	$-	$13,128	-17.8%
BloomNet Wire Service	7,692	8,189			8,189	-6.1%
Gourmet Food & Gift Baskets	93,496	104,624	(6,219)	79	98,484	-5.1%
Segment Contribution Margin Subtotal	111,979	125,941	(6,219)	79	119,801	-6.5%
Corporate (a)	(18,836)	(20,223)	356		(19,867)	5.2%
EBITDA (non-GAAP)	$93,143	$105,718	(5,863)	79	$99,934	-6.8%
Add: Stock-based compensation	968	1,724			1,724	-43.9%
Add: Comp charge related to NQ Plan Investment Appreciation	364	20			20	1720.0%
Adjusted EBITDA (non-GAAP)	$94,475	$107,462	$(5,863)	$79	$101,678	-7.1%

	Six Months Ended
	December 31, 2017	January 1, 2017	Exclude Operating Results of Fannie May	Severance Costs	As Adjusted (non-GAAP) January 1, 2017	As Adjusted (non-GAAP) % Change

Net revenues:
1-800-Flowers.com Consumer Floral	$176,674	$173,023	$-	$-	$173,023	2.1%
BloomNet Wire Service	40,139	41,466			41,466	-3.2%
Gourmet Food & Gift Baskets	466,950	506,684	(52,573)		454,111	2.8%
Corporate	587	579			579	1.4%
Intercompany eliminations	(908)	(1,370)	514		(856)	-6.0%
Total net revenues	$683,442	$720,382	$(52,059)	$-	$668,323	2.3%

Gross profit:
1-800-Flowers.com Consumer Floral	$69,578	$70,799	$-	$-	$70,799	-1.7%
	39.4%	40.9%		-	40.9%

BloomNet Wire Service	22,751	24,104		-	24,104	-5.6%
	56.7%	58.1%		-	58.1%

Gourmet Food & Gift Baskets	209,620	232,936	(20,425)	-	212,511	-1.4%
	44.9%	46.0%		-	46.8%

Corporate (a)	588	542		-	542	8.5%
	100.2%	93.6%		-	93.6%

Total gross profit	$302,537	$328,381	$(20,425)	$-	$307,956	-1.8%
	44.3%	45.6%	-		46.1%

EBITDA (non-GAAP):

Segment Contribution Margin (non-GAAP):
1-800-Flowers.com Consumer Floral	$17,762	$21,309	$-	$-	$21,309	-16.6%
BloomNet Wire Service	14,393	15,468			15,468	-6.9%
Gourmet Food & Gift Baskets	88,509	95,320	(3,018)	103	92,405	-4.2%
Segment Contribution Margin Subtotal	120,664	132,097	(3,018)	103	129,182	-6.6%
Corporate (a)	(39,040)	(41,491)	763		(40,728)	4.1%
EBITDA (non-GAAP)	$81,624	$90,606	$(2,255)	$103	$88,454	-7.7%
Add: Stock-based compensation	2,069	3,498			3,498	-40.9%
Add: Comp charge related to NQ Plan Investment Appreciation	639	282			282	-126.6%
Adjusted EBITDA (non-GAAP)	$84,332	$94,386	$(2,255)	$103	$92,234	-8.6%

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands)
(unaudited)

Reconciliation of Net Income to Adjusted Net Income (non-GAAP):
	Three Months Ended		Years Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017

Net Income	$70,699	$62,929	$57,477	$47,158
Adjustments to reconcile Net Income to Adjusted Net Income (non-GAAP)
Deduct: Fannie May operating results		5,047		629
Deduct: U.S. tax reform impact on deferred taxes (1)	12,158		12,158
Add back: Severance costs		79		103
Add back: Income tax expense impact on Fannie May operating results and Severance adjustments		1,656		171
Adjusted Net Income (non-GAAP)	$58,541	$59,617	$45,319	$46,803

Basic and Diluted Net Income per common share
Basic	$1.09	$0.97	$0.89	$0.72
Diluted	$1.06	$0.93	$0.86	$0.70

Basic and Diluted Adjusted Net Income per common share (non-GAAP)
Basic	$0.91	$0.91	$0.70	$0.72
Diluted	$0.88	$0.88	$0.68	$0.69

Weighted average shares used in the calculation of Net Income and Adjusted Net Income (non-GAAP) per common share
Basic	64,601	65,172	64,778	65,112
Diluted	66,782	67,754	67,037	67,778
(1)

The adjustment to deduct U.S. tax reform impact from Net Income includes the impact of the re-valuation of the Company’s deferred tax liability of $12.2 million, or $0.18 per diluted share, and does not include the ongoing impact of the lower federal corporate tax rate of $3.7 million, or $0.06 per diluted share.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands)
(unaudited)
(continued)

Reconciliation of Net Income to Adjusted EBITDA (non-GAAP) (b):
	Three Months Ended		Years Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017

Net Income	$70,699	$62,929	$57,477	$47,158
Add:
Interest expense, net	1,140	2,155	1,911	3,456
Depreciation and amortization	8,677	9,167	16,761	17,164
Income tax expense	12,627	31,467	5,475	22,828
EBITDA (non-GAAP)	93,143	105,718	81,624	90,606
Add:
Severance costs		79		103
Compensation Charge - NQ Plan Investment Appreciation	364	20	639	282
Stock-based compensation	968	1,724	2,069	3,498
Less:
Fannie May EBITDA		5,863		2,255
Adjusted EBITDA (non-GAAP)	$94,475	$101,678	$84,332	$92,234
a)	Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.
b)	Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

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CONTACT:
1-800-FLOWERS.COM, Inc.
Investor:
Joseph D. Pititto, (516) 237-6131
invest@1800flowers.com
or
Media:
Kathleen Waugh, (516) 237-6028
kwaugh@1800flowers.com